UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2006

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective May 16, 2006, we entered into various employment related agreements with directors and executive officers. See disclosure of the employment related agreements with Marvin Tseu and Mike H.P. Kwon described in Item 5.02 of this report and incorporated by reference herein.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective May 16, 2006, the Employment Agreement dated as of January 5, 2004 between us and Mike H.P. Kwon was terminated. See disclosure of the Separation Agreement with Mike H.P. Kwon and related employment agreements described in Item 5.02 of this report and incorporated by reference herein.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 17, 2006, we announced that Marvin Tseu, age 58, was appointed to the position of Chief Executive Officer of Axesstel, Inc. (“Axesstel”) and elected as a Class II member of our Board of Directors to serve until our 2007 annual meeting of stockholders or his earlier resignation or election of his successor, all effective May 16, 2006. Mr. Tseu succeeds Mike H.P. Kwon who will continue to serve as a member of our Board and in the new position of Founder and Honorary Chairman.

In addition, our Board has been reorganized with the following actions, also effective May 16, 2006: (i) Bryan B. Min, who has served as a member of our Board since November 2005, was elected Chairman, (ii) Jai Bhagat, who has served as a member of our Board since August 2003, was elected Vice Chairman and Audit Committee Chair. Scott Fox, who served previously as Chair of the Audit Committee, Haydn Hsieh and Roland Van der Meer resigned from the Board.

On May 16, 2006, we entered into an employment agreement with Mr. Tseu pursuant to which he will receive (i) a sign-on bonus of $50,000; (ii) an annual base salary of $350,000; and (iii) a performance bonus opportunity targeted at $250,000 annually. Mr. Tseu was also granted, effective May 16, 2006, an option to purchase 700,000 shares of our common stock at an exercise price equal to $1.16 (the per-share closing price of our common stock on the date of grant), which shall vest as to one-third of the shares on the first anniversary of the grant and one-twelfth of the shares each quarter thereafter until the option is fully vested. Mr. Tseu will also be eligible to participate in our employee benefit programs and has also entered into our standard director and officer indemnification agreement in the form previously filed with the Securities and Exchange Commission. Additional information concerning Mr. Tseu’s relevant business experience is contained in our press release dated May 17, 2006 which is attached to this Report as Exhibit 99.1 and incorporated by reference herein.

On May 16, 2006, we entered into a separation and general release agreement (“Separation Agreement”) with Mike H.P. Kwon pursuant to which his employment as our chief executive officer and his Employment Agreement dated as of January 5, 2004 was terminated. Under the Separation Agreement and in exchange for a general release of claims, Mr. Kwon is entitled to receive a lump sum payment of $540,000, less applicable taxes (“Separation Payment”), and all outstanding stock options and other equity awards issued to Mr. Kwon will vest in full and become immediately exercisable and remain so for the remainder of the respective terms of each such award. Concurrent with the effectiveness of the Separation Agreement, Mr. Kwon loaned to Axesstel the principal sum of $346,950, an amount equal to the Separation Payment less applicable withholding taxes, under the terms of a promissory note dated May 16, 2006 (“Note”). The principal balance under the Note bears interest at the Prime Rate plus one percent and all amounts outstanding under the Note are due and payable on the earlier of the date Mr. Kwon’s employment with us is terminated, whether voluntarily or involuntarily, or May 15, 2008.

Also on May 16, 2006, we entered into an offer of employment (“Offer Letter”) with Mr. Kwon whereby he will serve as our Founder and Honorary Chairman, reporting to our Board. The Offer Letter provides that Mr. Kwon will receive an annual base salary of $360,000 and a monthly car allowance of $1,500. Mr. Kwon will continue to be eligible participate in our incentive bonus program and our other employee benefit programs. He will also continue to be a party to our standard form of director and officer indemnification agreement.

A copy of our press release issued on May 17, 2006 is attached to this Report as Exhibit 99.1 and incorporated by reference herein. Copies of the material agreements described in this Report are also attached as Exhibits 10.1 through 10.5 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Employment Agreement between Marvin Tseu and Registrant, dated May 16, 2006

10.2	Stock Option Agreement between Marvin Tseu and Registrant, dated May 16, 2006

10.3	Director and Officer Indemnification Agreement(*)

10.4	Separation Agreement and General Release between Mike H.P. Kwon and Registrant, dated May 16, 2006

10.5	Promissory Note of Registrant, dated May 16, 2006

10.6	Registrant’s Offer of Employment to Mike H.P. Kwon, dated May 16, 2006

99.1	Press release issued by Axesstel on May 17, 2006.

*	Incorporated by reference to the Exhibits to the Registrant’s Amendment No. 1 to Registration Statement on Form SB-2, filed October 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Senior Vice President Finance and Controller

Date: May 18, 2006